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                                                                      EXHIBIT 3h

                            CERTIFICATE OF AMENDMENT
                           TO THE AMENDED AND RESTATED
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        MURRAY INCOME PROPERTIES I, LTD.

         Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, as amended, the undersigned limited partnership desires to amend its amended and restated certificate and agreement of limited partnership and for that purpose submits the following certificate of amendment, which is executed by a general partner.

                                       I.

         The name of the limited partnership is: Murray Income Properties I, Ltd.

                                       II.

         The Amended and Restated Certificate of Limited Partnership is hereby further amended by adding a new Article XXV and Section 25.1 which shall read in its entirety as follows:

                                  "ARTICLE XXV

                  25.1 Notwithstanding Sections 11.4 and 15.1 or any other provision in this Agreement to the contrary, the General Partners shall have full authority and power to consummate the sale of all of the Partnership's assets and to subsequently dissolve the Partnership upon completion of the asset sale in accordance with the terms approved by a majority of the Limited Partners and as described in that certain Proxy Statement on Schedule 14A filed by the Partnership with the U. S. Securities and Exchange Commission on or about January 13, 2000."

         IN WITNESS WHEREOF, the undersigned General Partner of the Partnership has caused this Certificate of Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership to be executed to be effective upon filing.

                                 MURRAY INCOME PROPERTIES I, LTD.


                                 By: Murray Realty Investors VIII, Inc.,
                                     a general partner



                                          By: /s/ Mitchell Armstrong
                                             -------------------------------
                                              Mitchell Armstrong
                                              President